Exhibit 99.9

NOTE SALE AND ASSIGNMENT AGREEMENT

This Note Sale and Assignment Agreement (this “Agreement”), dated and effective as of January 31, 2025, is between CF FLYER MEZZ LENDER LLC, a Delaware limited liability company (“Assignor”), FMC BRST MEZZANINE LLC, a Delaware limited liability corporation (“Assignee”) and BROAD STREET REALTY, INC., a Delaware corporation (“Broad Street”), solely for the purposes of Sections 3(b)(iv) and 9.

RECITALS

A.             BSR Midtown Current Parent LLC, a Delaware limited liability company (the “Borrower”), and Assignor are parties to that certain Mezzanine Loan Agreement dated as of November 22, 2022 (as amended or otherwise modified from time to time, the “Mezzanine Loan Agreement”), entered into in connection with that certain secured mezzanine loan of the principal sum of $15,000,000 made by Assignor to Borrower, which is secured by, among other things, 100% of the outstanding limited liability company interests in BSR Midtown Current LLC, a Delaware limited liability company (“Issuer”), as further described in the Note Documents (defined below) (the “Collateral”). Unless otherwise specified, capitalized terms used and not defined herein have the meanings set forth in the Mezzanine Loan Agreement.

B.             Assignor is the payee under and holder of that certain Mezzanine Promissory Note dated as of November 22, 2022 (the “Secured Note”), made by the Borrower, and further described on Exhibit A attached hereto.

C.             Assignor has rights and obligations pertaining to the Mezzanine Loan Agreement and the Secured Note under certain instruments, agreements and other documents securing, guaranteeing or otherwise executed and delivered in connection with the Secured Note, including each of the documents described on Exhibit A attached hereto (such documents, together with the Secured Note, but excluding the Retained Documents referred to below, the “Note Documents”).

D.             Assignor and Assignee have agreed that correspondence, work product, documents covered by the attorney client privilege, analysis, memoranda, reports, appraisals, assessments and valuations in respect of the Secured Note, the Note Documents and/or the Collateral, other similar documents and information (but excluding any “side letters” related to the Secured Note or any Note Document) and each of the additional documents set forth on Exhibit B attached hereto will be retained by Assignor and not included with the Assigned Rights referred to below (such retained documents and information, collectively, the “Retained Documents”).

E.              Assignor and Assignee have agreed that Assignor will sell, transfer and assign to Assignee the Mezzanine Loan Agreement, Secured Note, the Note Documents and the other Assigned Rights (as defined below), all subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.              SALE AND ASSIGNMENT; PURCHASE PRICE AND CLOSING. At Closing (as defined below):

(a)             At Closing (as defined below), Assignor shall sell, transfer, assign, grant and convey unto Assignee and its successors and assigns all of Assignor’s rights, title and interests in, to and under, and all of Assignor’s obligations under, the Mezzanine Loan Agreement and the Note Documents, including the indebtedness, guarantees, security interests and liens created thereunder, all of Assignor’s rights, title and interests in, to and under the Secured Note, and all rights to all principal now or hereafter due in respect of the Secured Note and all interest, fees and indemnification and reimbursement rights relating thereto (collectively, the “Assigned Rights”);

(b)             At Closing (as defined below), in full payment for the Assigned Rights, Assignee shall pay to Assignor the sum of $17,770,816.22, as such amount shall be (i) reduced as a result of any principal repayment paid on the Secured Note during the period from the date hereof to the Closing Date, and (ii) in the event that Assignor does not receive payment any payment of Monthly Interest Payment Amount when due and payable after the Effective Date, increased by the amount of any such Monthly Interest Payment Amount that was due and not paid (the “Purchase Price”), which Purchase Price shall be paid at Closing by wire transfer of immediately available funds in U.S. Dollars to Assignor;

(c)             The following documents shall be delivered to Assignor:

(i)              Assignee shall deliver to Assignor no later than fifteen (15) business days prior to Closing, a certificate in form reasonably approved by Assignor and Assignee, representing and warranting to Assignor and Senior Lender (as defined below) that FMC Common Fund LLC, a Delaware limited liability company (“FMC”), which is the indirect parent of Assignee, will be as of Closing (x) a “Qualified Equity Holder” pursuant to clause (iii) of the definition thereof that satisfies the “Eligibility Requirements” as each such term is defined in that certain Intercreditor Agreement dated November 22, 2022 (the “Intercreditor Agreement”), by and between Assignor, as mezzanine lender, and American General Life Insurance Company and The Variable Annuity Life Insurance Company, collectively as senior lender (collectively, “Senior Lender”), together with supporting evidence including, but not limited to, financial statements confirming that it is a “Qualified Equity Holder” and (y) the “Deemed Replacement Guarantor” (as defined in the Intercreditor Agreement) (the “Intercreditor Certificate”);

(ii)             Intentionally omitted; and

(iii)            Assignee shall deliver to Assignor no later than fifteen (15) business days prior to Closing, a certification to Assignor and Senior Lender including the name and contact information of (i) the Qualified Equity Holder and (ii) each of the direct or indirect constituent owners of such Qualified Equity Holder that (together with their Affiliates), directly or indirectly, (x) own at least twenty percent (20%) (or ten percent (10%) if such Person is not domiciled in the United States of America) of the interests in such Qualified Equity Holder or (y) Controls such Qualified Equity Holder, and such other information as may otherwise be required by Senior Lender in order to perform Senior Lender’s customary “know your customer” and other internal searches with respect to such proposed transferee and such constituent owners (the “KYC Certificate”).

(d)            Assignor shall deliver to Senior Lender (i) the Assignment and Assumption Agreement in the form attached hereto as Exhibit C and (ii) the Intercreditor Certificate, Borrower Request and the KYC Certificate, each in the form provided to Assignor by Assignee and/or Broad Street, as applicable. Assignee shall cooperate, diligently pursue and promptly respond to any all requests for information from Senior Lender in order to ensure that the requirements of Section 5 of the Intercreditor Agreement are satisfied.

(e)            At Closing (as defined below), Assignor shall deliver or cause to be delivered fully executed or completed documents in form and substance satisfactory to Assignee for the transfer of the Assigned Rights and Collateral, including but not limited to the following:

(i)              Assignment and Assumption Agreement in the form attached hereto as Exhibit C; and

(ii)             Original Secured Note and Endorsement of Secured Note in the form attached hereto as Exhibit D.

(f)             Upon Closing and receipt by Assignee of the Note Documents, Assignee or any designee of Assignee shall be deemed authorized by Assignor to file and record any UCC financing statements or any other related document delivered to the Assignee or such designee to evidence the transfer of Assignor’s security interest in such Collateral to Assignee.

2.              CLOSING AND POST-CLOSING.

(a)             The closing (the “Closing”) of the transaction contemplated by this Agreement shall take place on or before 5:00 p.m., New York, New York time, on February 28, 2025 (the “Closing Date”) at the offices of Assignor, or at such other time, day or place as the parties hereto may agree upon in writing; provided, that, if the “Closing Date” (as defined in that certain Preferred Membership Interest and Warrant Purchase Agreement, of even date herewith, by and among CF Flyer PE Investor LLC, a Delaware limited liability company, as seller, and Assignee, as purchaser and Broad Street (the “Interest and Warrant PSA”) is extended pursuant to the terms and conditions of the Interest and Warrant PSA, the Closing Date hereunder shall automatically be extended for a corresponding number of days. Any party not in breach of this Agreement may terminate this Agreement if the conditions set forth in Section 4 or Section 5 below are not satisfied at or prior to such time and date. Closing of the transaction contemplated by this Agreement shall occur concurrently with the closing of the transaction contemplated by the Interest and Warrant PSA.

(b)             Not later than five (5) business days following the Closing, Assignee shall submit to Senior Lender a written certification to Senior Lender including (i) the name and contact information of the Qualified Equity Holder and each of the direct or indirect constituent owners of such Qualified Equity Holder that (together with their Affiliates), directly or indirectly, (x) own at least twenty percent (20%) (or ten percent (10%) if such Person is not domiciled in the United States of America) of the interests in such Qualified Equity Holder or (y) Controls such Qualified Equity Holder, and (ii) confirming that all information delivered to Senior Lender in the Pre-Closing Deliverables with respect to Senior Lender’s customary “know your customer” and other internal searches with respect to such proposed transferee and such constituent owners remains unchanged from the date of such submission or, if such information has changed, such updated information as may be required by Senior Lender in order to perform such updated searches as may be necessary. Assignee shall cooperate and use best efforts to satisfy any and all requests for information from Senior Lender in order to ensure that the requirements of Section 5 of the Intercreditor Agreement are satisfied; provided, that, Assignee shall not be required to commence or threaten litigation against Senior Lender in connection therewith. Assignee shall provide the documents and certificates to Senior Lender required pursuant to Section 5 of the Intercreditor Agreement. The covenants in this Section 2(b) shall survive the Closing hereunder.

3.              DEPOSIT.

(a)             Delivery of Deposit. Within two (2) business days of the date of this Agreement, the Assignee shall deliver, or cause to be delivered, to Citibank, N.A., as escrow agent (the “Escrow Agent”) by wire transfer of immediately available funds an amount in cash equal to $1,000,000.00 (the “Deposit”). In the event that Assignee exercises the Purchaser’s Extension Option (as defined in the Interest and Warrant PSA) and the Closing Date is extended to the Extended Closing Date (as defined in the Interest and Warrant PSA) in accordance with Section 2(a) of this Agreement and Section 3 of the Interest and Warrant PSA, then on or prior to the Scheduled Closing Date (as defined in the Interest and Warrant PSA), Assignee shall deliver, or cause to be delivered, to Escrow Agent, by wire transfer of immediately available funds, an extension deposit in cash equal to $1,000,000.00 (the “Extension Deposit”), which Extension Deposit shall become part of the Deposit in all respects for all purposes under this Agreement. The Deposit, including the Extension Deposit, if delivered pursuant to the foregoing sentence, shall be nonrefundable to Assignee except as expressly provided in this Agreement. For the avoidance of doubt, Assignee shall not be obligated to deliver the Extension Deposit in the event that the Closing Date is extended under Section 2(a) of this Agreement following the exercise of the Midtown Row Extension Option (as defined in the Interest and Warrant PSA) under the Interest and Warrant PSA. Upon delivery by Assignee to the Escrow Agent, the Deposit (i) will be deposited by the Escrow Agent in the Escrow Account (as defined herein), (ii) shall bear interest at the Escrow Account’s then prevailing insured money market rates on deposits of similar size (the “Interest Rate”) from the date of such transfer through the earlier of the Closing (as defined below) or the termination of this Agreement and (iii) shall be held in escrow in accordance with the Escrow Agreement, to be entered into on the date hereof substantially in the form attached hereto as Exhibit E. If the Deposit is not deposited by the Assignee as and when due and payable hereunder, Assignor shall have the right, in its sole and absolute discretion, to terminate this Agreement, whereupon the parties to this Agreement shall have no further rights or obligations hereunder except for such rights or obligations that expressly survive the termination of this Agreement.

(b)             Disbursement of Deposit.

(i)              At Closing. If Closing occurs, the entirety of the Deposit plus all interest accrued thereon shall be applied as a credit against payment of the Purchase Price.

(ii)             Failure of Assignee’s Conditions and/or Breach by Assignor. If this Agreement is terminated due to the failure of a condition set forth in Section 5 (other than the conditions set forth in Section 5(e) or Section 5(f)), then provided that Assignee is not otherwise in default under this Agreement and subject to the terms of Section 3(b)(vi) below, the Deposit (and all interest accrued thereon) shall be disbursed to the Assignee. In addition to the foregoing, if this Agreement is terminated by Assignee following the breach by Assignor of its obligations pursuant to Section 5(a), Section 5(b), or Section 5(d), then in addition to Assignee’s right to receive the Deposit in accordance with the preceding sentence, Assignor shall reimburse Assignee for its reasonable, documented out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby as liquidated damages resulting from Assignor’s breach (the foregoing reimbursement, the “Mezzanine Note Expense Reimbursement”), provided, however, that in any event the Mezzanine Note Expense Reimbursement, in aggregate with the Preferred Membership Interest and Warrant Expense Reimbursement (as defined in the Interest and Warrant PSA), shall not exceed an amount equal to $250,000.00. In the event that the Assignee is entitled to receive the Deposit (and all amounts accrued thereon at the Interest Rate) in accordance with this this Section 3(b)(ii), each of the Assignor and Assignee covenants and agrees that it shall promptly, and in any event within three (3) business days after valid termination of this Agreement pursuant to Section 11, execute and deliver to the Escrow Agent joint written instructions pursuant to the Escrow Agreement instructing the Escrow Agent to disburse from the Escrow Account to the Assignee (or, if instructed by Assignee in writing, its assignee) an amount in cash equal to the Deposit and all amounts accrued thereon at the Interest Rate by wire transfer of immediately available funds to one or more accounts designated in writing by the Assignee (or its assignee).

(iii)            Failure of Assignor’s Conditions and/or Breach by Assignee. Subject to Section 3(b)(v), if this Agreement is terminated due to the failure of a condition set forth in Section 4 (other than the conditions set forth in Section 4(g)) or following a breach by Assignee or Broad Street of the Midtown Row Senior Consent Covenant (as defined in the Interest and Warrant PSA), then provided that Assignor is not otherwise in default under this Agreement, the Deposit (and all interest accrued thereon) shall be disbursed to the Assignor and the Assignor’s sole remedy shall be to receive the Deposit as liquidated damages. In the event that the Assignor is entitled to receive the Deposit (and all amounts accrued thereon at the Interest Rate) as set forth in the preceding sentence, each of the Assignor and Assignee covenants and agrees that it shall promptly, and in any event within three (3) business days after valid termination of this Agreement pursuant to Section 11, execute and deliver to the Escrow Agent joint written instructions pursuant to the Escrow Agreement instructing the Escrow Agent to disburse from the Escrow Account to the Assignor (or, if instructed by Assignor in writing, its assignee) an amount in cash equal to the Deposit and all amounts accrued thereon at the Interest Rate by wire transfer of immediately available funds to one or more accounts designated in writing by the Assignor (or its assignee).

(iv)            Broad Street Deposit Reimbursement. In the event that Assignor or Assignee terminates this Agreement due to Broad Street failing to deliver the Broad Street Waiver and Release, the Replacement Warrant or the Midtown Row Senior Consent Request (each as defined in the Interest and Warrant PSA), or following a breach by Broad Street of the Replacement Recognition Agreement Covenant or the Midtown Row Senior Consent Covenant (each as defined in the Interest and Warrant PSA) or the failure by Broad Street to timely deliver the Midtown Row Senior Consent Request in accordance with, or a breach by Broad Street of the other covenants in, Section 17(r) of the Interest and Warrant PSA, Broad Street shall reimburse Assignee for the Deposit (and all interest accrued thereon) paid to Assignor by wire transfer of immediately available funds to one or more accounts designated in writing by Assignee no later than two (2) business days following termination of this Agreement. Additionally, CF Flyer PE Investor LLC, a Delaware limited liability company (“Preferred Member”), hereby irrevocably consents to the release by Broad Street for the sole purpose of Broad Street reimbursing Assignee for the Deposit (and all interest accrued thereon) in accordance with this Section 3(b)(iv) of any funds maintained, held or existing in any accounts (A) of Broad Street, or any of its direct or indirect subsidiaries, and/or (B) held by Broad Street, or any of its direct or indirect subsidiaries, for the benefit of Preferred Member (collectively, the “Accounts”). Further, Preferred Member hereby irrevocably waives any consent or approval rights granted to Preferred Member under the Amended and Restated Limited Liability Company Agreement, dated as of November 22, 2022, of Broad Street Eagles JV LLC, a Delaware limited liability company, relating to the disbursement of funds maintained, held or existing in any accounts (A) of Broad Street, or any of its direct or indirect subsidiaries, and/or (B) held by Broad Street, or any of its direct or indirect subsidiaries, for the benefit of Preferred Member for the sole purpose of this Section 3(b)(iv). In furtherance of the foregoing and for the avoidance of doubt, Broad Street hereby consents and agrees to, and hereby directs, the disbursement of funds from the Accounts to reimburse Assignee for the Deposit in accordance with the requirements of this Section 3(b)(iv).

(v)             Disbursement Following Failure of the Restricted Party Condition. Notwithstanding anything to the contrary set forth in Section 3(b)(iii) hereof, in the event that this Agreement is terminated due to the failure of the Restricted Party Condition as set forth in the first sentence of Section 4(h) (Restricted Party Screening Form), but notwithstanding the failure of the Restricted Party Condition Assignee has timely delivered the Restricted Party Screening Form as required therein, together with all documentation required to be delivered pursuant thereto as detailed therein, then the Deposit (and all interest accrued thereon) shall be disbursed to the Assignee. In the event that the Assignee is entitled to receive the Deposit (and all amounts accrued thereon at the Interest Rate) in accordance with the preceding sentence, each of the Assignor and Assignee covenants and agrees that it shall promptly, and in any event within three (3) business days after valid termination of this Agreement pursuant to Section 11, execute and deliver to the Escrow Agent joint written instructions pursuant to the Escrow Agreement instructing the Escrow Agent to disburse from the Escrow Account to the Assignee (or, if instructed by Assignee in writing, its assignee) an amount in cash equal to the Deposit and all amounts accrued thereon at the Interest Rate by wire transfer of immediately available funds to one or more accounts designated in writing by the Assignee (or its assignee).

(vi)            Disbursement Following Breach of the Senior Lender Consent Covenant. In the event that this Agreement is terminated due to the failure of the conditions in Section 4(g) (provided that Assignee is not otherwise in breach of its obligations under the Midtown Row Senior Consent Covenant (as defined in the Interest and Warrant PSA)) or Section 5(f), then the Deposit (and all interest accrued thereon) shall be disbursed to the Assignee. In the event that the Assignee is entitled to receive the Deposit (and all amounts accrued thereon at the Interest Rate) as set forth in the preceding sentence, each of the Assignor and Assignee covenants and agrees that it shall promptly, and in any event within three (3) business days after valid termination of this Agreement pursuant to Section 11, execute and deliver to the Escrow Agent joint written instructions pursuant to the Escrow Agreement instructing the Escrow Agent to disburse from the Escrow Account to the Assignee (or, if instructed by Assignee in writing, its assignee) an amount in cash equal to the Deposit and all amounts accrued thereon at the Interest Rate by wire transfer of immediately available funds to one or more accounts designated in writing by the Assignee (or its assignee).

4.              ASSIGNOR’S CONDITIONS TO CLOSING. The obligation of Assignor to sell and assign the Assigned Rights to Assignee at the Closing is subject to the fulfillment of the following conditions (collectively, the “Assignor’s Conditions”), to Assignor’s satisfaction, prior to or at the Closing, unless otherwise waived:

(a)             The representations and warranties of Assignee set forth in Section 8 hereof shall be true and correct on and as of the Closing Date;

(b)             Assignee shall have delivered to Assignor at the Closing those closing documents to be executed and delivered by Assignee, including, without limitation, the Assignment and Assumption duly executed by Assignee;

(c)             Intentionally omitted.

(d)             Assignee shall have paid the Purchase Price to Assignor;

(e)             Assignee shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Assignee on or before the Closing;

(f)             Senior Lender shall have confirmed in writing that Assignee has complied with the requirements of Section 5 of the Intercreditor Agreement;

(g)             Senior Lender shall have confirmed in writing its consent to the transactions contemplated under the Interest and Warrant PSA; and

(h)             Assignor shall have confirmed that Assignee (or its permitted assignee) satisfies Assignor’s firm-standard KYC/OFAC/AML searches, based on submission by Assignee (or its assignee) of a completed and executed Restricted Party Screening Form (Transaction Counterparties) in the form of Exhibit G attached hereto, together with all documentation required to be delivered pursuant thereto as detailed therein (the “Restricted Party Screening Form”, and the foregoing condition, the “Restricted Party Condition”). In connection with the Restricted Party Condition, Assignee covenants and agrees that it, or its permitted assignee, as applicable, shall deliver to Assignor, no later than fifteen (15) business days prior to Closing, the completed and executed Restricted Party Screening Form.

5.              ASSIGNEE’S CONDITIONS TO CLOSING. The obligation of Assignee to purchase the Assigned Rights from Assignor at Closing is subject to the fulfillment of the following conditions (collectively, the “Assignee’s Conditions”), to Assignee’s satisfaction, prior to or at the Closing, unless otherwise waived:

(a)             The representations and warranties of Assignor set forth in Section 6 hereof shall be true and correct on and as of the Closing Date.

(b)             Assignor shall have delivered to Assignee at the Closing those closing documents to be executed and delivered by Assignor.

(c)             Intentionally omitted;

(d)             Assignor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Assignor on or before the Closing;

(e)             Senior Lender shall have confirmed in writing that Assignee has complied with the requirements of Section 5 of the Intercreditor Agreement; and

(f)             Senior Lender shall have confirmed in writing its consent to the transactions contemplated under the Interest and Warrant PSA.

6.              REPRESENTATIONS AND WARRANTIES OF ASSIGNOR. Assignor hereby represents and warrants to Assignee as of the date hereof and as of Closing:

(a)             Assignor is the sole and exclusive owner and holder of the Assigned Rights, and the Assigned Rights have not been released, waived, relinquished or subordinated and are not subject to any prior assignment, in each case except as set forth in the Note Documents listed in Exhibit A.

(b)             Assignor has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and all instruments and other documents executed and delivered by Assignor in connection herewith, and this Agreement is enforceable against Assignor in accordance with its terms.

(c)             This Agreement and all of the obligations of Assignor hereunder are the legal, valid and binding obligations of Assignor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d)             The execution, delivery and performance of this Agreement by Assignor have been duly authorized by all necessary action on the part of Assignor, do not conflict with applicable law and do not and will not require any consent or approval of any party that has not already been obtained.

(e)             Attached as Exhibit A is a list of the Note Documents, true, correct and complete copies of which have been provided to Assignee, and there are no written modifications, amendments or supplements that have not been provided to Assignee.

(f)              As of the date hereof, the outstanding principal balance of the Secured Note is $17,634,151.55 and the accrued and unpaid interest on the Secured Note is $212,589.49.

(g)             There is no action, suit, arbitration, claim, proceeding or investigation pending or, to Assignor’s knowledge, threatened that questions (i) the validity of this Agreement, or (ii) the right of Assignor to enter into this Agreement or to consummate the transactions contemplated hereby.

(h)             Assignor owns the Assigned Rights free and clear of any lien, encumbrance, or other adverse claim arising by, through or under Assignor, except as set forth in the Note Documents listed in Exhibit A.

(i)              None of the Retained Documents are necessary or required with respect to the enforcement of any remedies under the Note Documents, and all rights to all principal now or hereafter due in respect of the Secured Note and all interest, fees and indemnification and reimbursement rights relating thereto.

(j)              No broker, finder or other person or entity acting under the authority Assignor or any of its affiliates is entitled to any broker’s commission or other fee in connection with the Closing for which Assignee could be responsible.

(k)             Assignor has not exercised any set-off right that would reduce the amount payable in respect of the Assigned Rights.

(l)              Assignor has, to its knowledge, complied with all of its material obligations under the Note Documents.

(m)            Assignor is not, to its knowledge, aware of any default under the Intercreditor Agreement.

(n)             Neither Assignor nor any of its directors, officers, employees, agents and affiliates are Prohibited Persons (as such term is defined in the Intercreditor Agreement). Assignor and its directors, officers, employees, agents and affiliates are in compliance, and shall remain in compliance with, all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA Patriot Act, and other authorizing statutes, executive orders and regulations administrated by the Office of Foreign Assets Control, and Department of the Treasury.

7.              DISCLAIMER OF REPRESENTATIONS OR WARRANTIES BY ASSIGNOR.

(a)             EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN: (i) ASSIGNEE ACKNOWLEDGES AND AGREES THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE ASSIGNED RIGHTS OR FUTURE PERFORMANCE OF THE ASSIGNED RIGHTS OR COLLATERAL RELATING THERETO INCLUDING THE FOLLOWING: THE ACCURACY OF ANY PROPERTY DESCRIPTION OR OF ANY RECORDING OR OTHER INFORMATION RELATING TO THE COLLATERAL; THE VALIDITY, ENFORCEABILITY OR PRIORITY OF THE SECURED NOTE, THE OTHER NOTE DOCUMENTS OR THE LIENS OR THE COLLECTABILITY OF THE LOANS RELATED THERETO; THE EXISTENCE OR BASIS FOR ANY CLAIM, COUNTERCLAIM, DEFENSE OR OFFSET RELATING TO THE LOANS EVIDENCED AND SECURED THEREBY OR THE COMPLIANCE OF SUCH LOANS WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL OR OTHER BODY; THE LEGAL, FINANCIAL OR OTHER CAPACITY, CONDITION OR STATUS OF THE BORROWER OR ANY OTHER OBLIGOR, GUARANTOR OR SURETY ON THE NOTES; THE ECONOMIC, ENVIRONMENTAL OR OTHER VALUE, CONDITION OR STATUS OF THE COLLATERAL; AND THE PRESENCE ON OR DISCHARGE OR EMISSION FROM ANY COLLATERAL, WHETHER NOW OR IN THE PAST, OF ANY HAZARDOUS MATERIALS, WASTES OR SUBSTANCES; AND (ii) ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE ASSIGNED RIGHTS AND COLLATERAL RELATING THERETO, ASSIGNEE IS RELYING SOLELY ON ITS OWN INVESTIGATION AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ASSIGNOR.

(b)             ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXCEPT AS SET FORTH HEREIN, THE SALE OF THE ASSIGNED RIGHTS AS PROVIDED FOR HEREIN IS MADE WITHOUT RECOURSE ON AN “AS IS”, “WHERE IS” CONDITION AND BASIS WITH ALL FAULTS.

8.              REPRESENTATIONS AND WARRANTIES OF ASSIGNEE. Assignee hereby represents and warrants to Assignor as of the date hereof and as of Closing, except as provided in this Section 8:

(a)             Assignee’s legal name is accurately set forth in the introductory paragraph of this Agreement.

(b)             Assignee has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and all instruments and other documents executed and delivered by Assignee in connection herewith, and this Agreement is enforceable against Assignee in accordance with its terms.

(c)             This Agreement and all of the obligations of Assignee hereunder are the legal, valid and binding obligations of Assignee, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d)             The execution, delivery and performance of this Agreement by Assignee have been duly authorized by all necessary action on the part of Assignee, do not conflict with applicable law and do not and will not require any consent or approval of any party that has not already been obtained.

(e)             Assignee is acquiring the Assigned Rights (including the Secured Note and any securities constituting part of the Collateral) for its own account, for investment purposes only, and not with a view toward any public sale or distribution thereof.

(f)              Assignee (i) is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933 (as amended), (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks relating to its purchase of the Assigned Rights (including the Secured Note and any securities constituting part of the Collateral) and making an informed purchase and investment decision in connection therewith and (iii) has independently and without reliance upon Assignor, based on such information as Assignee has deemed appropriate, conducted a due diligence review and made its own analysis of, and as a result is thoroughly familiar with, the business and condition (financial and otherwise) of the Borrower and any other obligor, guarantor or surety in respect of the indebtedness evidenced by the Secured Note.

(g)             Assignee acknowledges that the Assigned Rights will have limited liquidity and Assignee has the financial wherewithal to hold the Assigned Rights for an indefinite period of time and to bear the economic risk of an outright purchase of the Assigned Rights.

(h)             Assignee has made such examination, review and investigation of the facts and circumstances necessary to evaluate the Assigned Rights as it has deemed necessary or appropriate to form a basis for its evaluation of a purchase of the Assigned Rights, including, but not limited to, a review of the Note Documents and other information made available to Assignee. Assignee further acknowledges that in acquiring the Assigned Rights, Assignee is assuming the risk of full or partial loss which is inherent with the credit, collateral and collectability risks associated with the quality and character of the Assigned Rights.

(i)              Assignee has agreed to the Purchase Price on the basis of its own independent investigation and credit evaluation of the Borrower and the Assigned Rights. Assignee has not sought or relied upon any representations, warranties or statements of any kind made by or on behalf of Assignor except as expressly provided in this Agreement. Assignee acknowledges that, except for the representations and warranties by Assignor expressly set forth in Section 6, Assignor negates and disclaims all representations, warranties and statements of every kind or type (express or implied). Assignee further acknowledges that the amount ultimately received by Assignee in respect of the Assigned Rights may be less than the Purchase Price, and Assignee shall have no recourse to Assignor for any such deficiency.

(j)              No broker, finder or other person or entity acting under the authority of Assignee or any of its affiliates is entitled to any broker’s commission or other fee in connection with the Closing for which Assignor could be responsible.

(k)             As of the Closing, FMC will be a “Qualified Equity Holder” pursuant to clause (iii) of the definition thereof that satisfies the “Eligibility Requirements” as each such term is defined in the Intercreditor Agreement.

(l)              FMC is the proposed replacement guarantor, which entity will satisfy the requirements of the definition of “Deemed Replacement Guarantor” as such term is defined in the Intercreditor Agreement as of the Closing.

(m)            Neither Assignee nor any of its directors, officers, employees, agents and affiliates are Prohibited Persons (as defined in the Intercreditor Agreement). Assignee and its directors, officers, employees, agents and affiliates are in compliance, and shall remain in compliance with, all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA Patriot Act, and other authorizing statutes, executive orders and regulations administrated by the Office of Foreign Assets Control, and Department of the Treasury.

(n)             Assignee is not an Affiliate of Mortgage Borrower, Borrower or Guarantor.

9.              REPRESENTATIONS AND WARRANTIES OF BROAD STREET. Broad Street hereby represents and warrants to Assignor and Assignee as of the date hereof and as of Closing:

(a)             Broad Street is validly existing and in good standing under the laws of its jurisdiction of formation or organization.

(b)             Broad Street has all requisite power and authority to enter into this Agreement and the other documents to be delivered by Broad Street pursuant to Section 4 and Section 5 and to consummate the transactions contemplated hereby. The execution and delivery by Broad Street of this Agreement and the other documents to be delivered by Broad Street pursuant to Section 4 and Section 5, and the performance of the obligations by Broad Street contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Broad Street, and no further action is required on the part of Broad Street to authorize the execution and delivery by Broad Street of this Agreement and the other documents to be delivered by Broad Street pursuant to Section 4 and Section 5 or the performance of the obligations contemplated by Assignee hereby and thereby. This Agreement and the other documents to be delivered by Broad Street pursuant to Section 4 and Section 5 have been duly executed and delivered by Broad Street and constitute the valid and binding obligations of Broad Street, enforceable against Assignee in accordance with their terms, except as such enforceability may be limited by (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and (iii) general principles of equity.

(c)             Broad Street’s execution, delivery and performance of this Agreement does not (i) violate Broad Street certificate of incorporation or bylaws, or (ii) breach, conflict with or cause a default under any material agreement, instrument, order, judgment, decree, law or governmental regulation by which Broad Street is bound.

(d)             Broad Street has complied with, and has performed, or will have complied and performed on or before the Closing, in each case in all material respects, all obligations required to be complied with or performed by it under the Mezzanine Loan Agreement and the Note Documents, if any, in order to permit the transfer of the Assigned Rights being sold by Assignor from Assignor to the Assignee.

10.            ASSIGNOR’S COVENANTS. During the period from the date hereof to the Closing Date, Assignor shall promptly deliver to Assignee a copy of any written notice of default sent to Borrower or any written communication requesting a modification, amendment, supplement, waiver or consent relating to the Note Documents received by the Assignor. During the period from the date hereof to the Closing Date, Assignor shall not, without Assignee’s prior written consent, agree to or consent to (i) any written amendment of any of the Note Documents, (ii) any affirmative written waiver of rights under any of the Note Documents, (iii) any modification or amendment of any covenant under any of the Note Documents or (iv) any request for consent by Assignor as lender under the Note Documents; provided, however, that for the avoidance of doubt, nothing herein shall prevent Assignor from issuing any waiver of any covenant in the Note Documents.

11.            TERMINATION OF AGREEMENT.

(a)             This Agreement may be terminated prior to the Closing as follows:

(i)              by mutual written agreement of the parties to this Agreement;

(ii)             by the Assignor, upon written notice to Assignee, if:

(A)	the Assignor’s Conditions have not been satisfied or waived on or prior to the Closing Date, or

(B)	Assignee materially breaches or defaults in the performance of any of its covenants or agreements contained in this Agreement which material breach or default, after the giving of written notice of such material breach or default in performance to the Assignee by the Assignor, either (1) cannot be cured or (2) has not been waived in writing by the Assignor or cured by three (3) business days after delivery of such notice; provided that the foregoing cure period shall not apply to Assignee’s failure to pay the Purchase Price; or

(iii)            by the Assignee, upon written notice to Assignor, if:

(A)	the Assignee’s Conditions have not been satisfied or waived on or prior to the Closing Date;

(B)	Assignor materially breaches or defaults in the performance of any of its covenants or agreements contained in this Agreement which material breach or default, after the giving of written notice of such material breach or default in performance to the Assignor by the Assignee, either (1) cannot be cured or (2) has not been waived in writing by the Assignee or cured by three (3) business days after delivery of such notice.

(b)            Effect of Termination; Remedies. In the event of the termination of this Agreement pursuant to Section 11(a), all rights and obligations of the parties under this Agreement shall terminate and become void, and none the parties nor any other person shall have any liability hereunder, except as expressly provided in Section 3(b). Notwithstanding the foregoing, this Section 11(b), and such of the defined terms set forth herein as are necessary to give context to such section, shall survive any termination of this Agreement and remain in full force and effect.

12.            ASSIGNEE’S INDEMNITIES. Subject to Section 17, Assignee agrees to indemnify and hold harmless Assignor, its subsidiaries, affiliates, officers, directors, shareholders, employees, agents, representatives and attorneys, from and against any and all loss, liability, claim, damage and expense whatsoever (including reasonable, out-of-pocket attorneys’ fees and costs) directly or indirectly arising out of, based upon, resulting from or otherwise relating to (a) any act or omission of Assignee or any of its affiliates on or after the Closing Date in connection with the Note Documents, the Assigned Rights or otherwise, including, but not limited to, any action taken by Assignee in connection with any Note Documents after the Closing Date, (b) the inaccuracy of any of Assignee’s representations or warranties herein, (c) the breach of any of Assignee’s covenants or other obligations in this Agreement or in the Note Documents, (d) any commissions, finder’s fees or similar fees due or claimed by any broker, agent or salesperson claimed directly against either Assignor or Assignee or as a result of an agreement entered into by Assignee or (e) the transfer being voided under the Intercreditor Agreement as a result of the materials submitted by FMC as to their status as a Qualified Equity Holder having been false or the failure of FMC to timely deliver any post-transfer deliverables required to be delivered by Assignee, FMC or any of their affiliates pursuant to the Intercreditor Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, FMC OPERATING PARTNERSHIP LP, a Delaware limited partnership, shall guaranty payment of any of Assignee’s indemnity obligations arising out of the foregoing clause (e). The parties hereto agree to treat any indemnification payment under this Section 12 as an adjustment to the Purchase Price for U.S. federal and applicable state income tax purposes.

13.            ASSIGNOR’S INDEMNITIES. Subject to Section 17, Assignor agrees to indemnify and hold harmless Assignee, its subsidiaries, affiliates, officers, directors, shareholders, employees, agents, representatives and attorneys, from and against any and all loss, liability, claim, damage and expense whatsoever (including reasonable, out-of-pocket attorneys’ fees and costs) directly or indirectly arising out of, based upon, resulting from or otherwise relating to (a) the inaccuracy of any of Assignor’s representations or warranties herein, (b) the breach of any of Assignor’s covenants or other obligations in this Agreement or in the Note Documents, or (c) any commissions, finder’s fees or similar fees due or claimed by any broker, agent or salesperson claimed directly against either Assignee or Assignor or as a result of an agreement entered into by Assignor. The parties hereto agree to treat any indemnification payment under this Section 13 as an adjustment to the Purchase Price for U.S. federal and applicable state income tax purposes.

14.            INDEMNITY PROCEDURES. Notwithstanding anything to the contrary, the maximum amount payable by Assignor in respect of claims made by an indemnified party pursuant to clause (a) of Section 12 shall not exceed, in the aggregate, the Purchase Price paid to Assignor for the Assigned Rights (the “Cap”). Notwithstanding anything to the contrary, the maximum amount payable by the Assignee in respect of claims made by an indemnified party pursuant to clause (a) of Section 13 shall not exceed, in the aggregate, the Cap. Each Party shall notify the other if it expects to incur any loss that would be subject to indemnification pursuant to Section 12 or Section 13, as applicable, and the Parties shall reasonably cooperate with each other, as and to the extent reasonably requested by the other Party, to minimize or eliminate such losses. Any indemnification payment pursuant to Section 12 or Section 13, as applicable, shall be treated for tax purposes as an adjustment to the Purchase Price to the extent such characterization is proper and permissible under relevant tax law and regulations.

15.            COSTS AND EXPENSES. Neither Assignor nor Assignee shall be liable to the other for legal and other costs and expenses incurred in preparing, negotiating, executing and delivering this Agreement and any related documents and consummating the Closing; provided that all recording or filing fees, transfer taxes, documentary taxes or other costs necessitated by the assignment of the Assigned Rights to Assignee shall be paid solely by Assignee, but in no event, Assignor.

16.            SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding anything in this Agreement to the contrary, the representations, warranties, covenants and indemnities of the parties contained herein shall survive the Closing and shall continue in full force and effect for a period of nine (9) months after the Closing.

17.            FURTHER ASSURANCES. At Assignee’s expense, Assignor shall promptly and in any event within ten (10) days after the Closing Date deliver the original executed Note Documents (to the extent such originals are in Assignor’s or its representatives’ possession) to the following address: Vinson & Elkins L.L.P., Attn: Greg Cope, 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, D.C. 20037. Assignor and Assignee shall each execute and deliver to the other all further documents or instruments reasonably requested by either of them in order to effect the intent of this Agreement and to obtain the full benefit of this Agreement. Any request by either party under this Section 18 shall be accompanied by the document proposed for signature by the party requesting it, in form and substance satisfactory to the party of whom the request is made and its attorneys. The party making the request shall bear and discharge any fees or expenses incident to the preparation, filing or recording of documents requested pursuant to this Section 17.

18.            GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without reference to conflicts of law principles that would cause the law of another jurisdiction to apply.

19.            CONFIDENTIALITY. Each party to this Agreement agrees that, without the prior written consent of the other party, it will not disclose the existence or contents of this Agreement to any person or entity, except that any party may make any such disclosure (i) to the extent it determines in good faith that it is required to do so by any law, regulation, legal process, contractual obligation in existence as of the date of this Agreement or any other legal obligation imposed by a governmental or self-regulatory authority, (ii) to any banking, regulatory, self-regulatory or examining authority having or asserting jurisdiction over it or any of its affiliates, (iii) to its affiliates and its and its affiliates’ respective employees, professional advisors, auditors, investors subject to confidentiality obligations and banks and other financing sources (provided that each such person or entity shall be instructed to keep such disclosed information confidential on the same terms as provided in this Agreement), (iv) to the extent necessary to sell, transfer and assign to Assignee the Mezzanine Loan Agreement, Secured Note, the Note Documents and the other Assigned Rights as contemplated by this Agreement or (v) to enforce its rights hereunder.

20.            JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)             SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (STATE AND FEDERAL) AND ANY APPELLATE COURT OR BODY THERETO WITH RESPECT TO ACTIONS BROUGHT AGAINST IT AS A DEFENDANT, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND FURTHER AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT SHALL BE CONCLUSIVE AND BINDING ON EACH SUCH PARTY AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT.

(b)             Service of Process. Each party hereto agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the other party, at its address specified in Section 24 or at such other address as the other party shall have been notified in accordance herewith. Nothing in this Section 20(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(c)             WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.            ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE INTEREST AND WARRANT PSA, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES; THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. The parties make no representations or warranties to each other, except as contained in this Agreement or in the accompanying exhibits or the certificates or other closing documents delivered pursuant to this Agreement. All prior agreements and understandings between the parties hereto with respect to the transactions contemplated hereby, whether verbally or in writing, are superseded by, and are deemed to have been merged into, this Agreement. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their successors and assigns.

22.            MODIFICATIONS. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

23.            SEVERABILITY. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the balance of this Agreement shall remain in full force and effect and if any provision is inapplicable to any person of circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

24.            NOTICES. All notices between the parties shall be in writing and shall be delivered either by personal service, by certified mail, by overnight courier services or by email to the recipient (with no “bounce back” or similar undelivered message); provided that any such email shall be deemed delivered (x) on the date of transmission in the delivering party’s local time zone, if such transmission is completed on a Business Day (as defined below), and (y) on the next Business Day following the date of transmission in the delivering party’s local time zone, if such transmission is completed on a day that is not a Business Day. Any such notices served personally shall be deemed given or made at the time of such service, and any such notices delivered by certified mail or overnight courier services shall be effective upon receipt. “Business Day” for purposes of this Section 25 shall mean any day other than a Saturday, Sunday or other day on which banks in New York are authorized or required by law to close.

All notices to Assignor shall be given to it at:

c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attn: David Moson

Email: ***************

and to:

c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attn: General Counsel, Credit

Email: ***************

With a copy to:	Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, Illinois 60654

Attention: Rachel Brown, P.C.

Email: ***************

All notices to Assignee shall be given to it at:

FMC Operating Partnership LP
4145 Powell Road, Suite C
Powell, Ohio 43065
Attn: Dustin A. Frazier, Chief Operating Officer
Email: ***************

With a copy to:	Vinson & Elkins LLP

2200 Pennsylvania Avenue, N.W.

Suite 500 West

Washington, D.C. 20037

Attention: Greg Cope

Email: ***************

All notices to Broad Street shall be given to it at:

Broad Street Realty, Inc.
11911 Freedom Drive
Suite 450
Reston, VA 20190
Attn: Michael Z. Jacoby, Chairman and Chief Executive Officer
Email: ***************

With a copy to:	Morrison & Foerster LLP

2100 L Street, NW

Suite 900

Washington, D.C. 20037

Attention: David P. Slotkin; Andrew P. Campbell

Email: ***************; ***************

25.            CONSTRUCTION. Whenever the context of this Agreement requires, references to the singular number shall include the plural, and references to the plural shall include the singular. Section and other headings and captions are included solely for convenience of reference and are not intended to affect the interpretation of this Agreement. This Agreement shall be deemed to have been jointly drafted by the parties and no provision shall be interpreted or construed for or against either party because such party actually or purportedly prepared or requested such provision, any other provision or this Agreement as a whole.

26.            SURVIVAL OF THIS AGREEMENT. The parties agree that the provisions of this Agreement shall survive the Closing as and to the extent set forth in Section 16 hereof and shall not be merged into the execution and delivery of any documents at Closing.

27.            COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts (including “.pdf” counterparts exchanged by electronic transmission), each of which, when so executed and exchanged, shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

28.            RELEASE OF ASSIGNOR. Assignee hereby releases and forever discharges Assignor, its agents, servants, directors, managers, members, principals, officers, employees, servicers, attorneys, successors, assigns and affiliates (all such persons being collectively referred to as “Related Persons”), of and from any and all causes of action, claims, demands and remedies of whatever kind and nature that Assignee has or may in the future have against Assignor or any Affiliate of Assignor, and in any manner on account of, arising out of or related to the Loan purchased and the rights assigned hereunder except for claims or causes of action arising by reason of Assignor’s breach of this Agreement (collectively, the “Released Matters”). It is the intention of Assignee that the foregoing general release shall be effective as a bar to all actions, causes of action, suits, claims or demands of every kind, nature or character whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in connection with the Released Matters. Notwithstanding the foregoing or anything to the contrary contained herein, the foregoing general release shall not apply to any representations, warranties, covenants or indemnities of Assignor that expressly survive Closing pursuant to the terms of this Agreement, subject in any event to Section 14 hereof, or any other obligations of Assignor under this Agreement. This Section 28 shall survive the Closing hereunder.

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IN WITNESS WHEREOF, undersigned have executed this Agreement as of the effective date first written above.

ASSIGNOR:

CF FLYER MEZZ LENDER LLC

By:	/s/ Leigh M. Grimner
Name:	Leigh M. Grimner
Title:	Deputy Chief Financial Officer

PREFERRED MEMBER:

CF FLYER PE INVESTOR LLC

By:	/s/ Leigh M. Grimner
Name:	Leigh M. Grimner
Title:	Deputy Chief Financial Officer

ASSIGNEE:

FMC BRST MEZZANINE LLC

By:	/s/ Ronald E. Silva
Name:	Ronald E. Silva
Title:	President and Chief Executive Officer

For purposes of Sections 3(b)(iv) and 9 of this Agreement:

BROAD STREET:

BROAD STREET REALTY, INC.

By:	/s/ Michael Z. Jacoby
Name:	Michael Z. Jacoby
Title:	Chief Executive Officer

[Signature Page to Note Sale and Assignment Agreement]

For purposes of Section 12 of this Agreement:

FMC OP:

FMC OPERATING PARTNERSHIP LP

By:	/s/ Ronald E. Silva
Name:	Ronald E. Silva
Title:	President and Chief Executive Officer

[Signature Page to Note Sale and Assignment Agreement]

Exhibit A

NOTE DOCUMENTS

1.              Mezzanine Loan Agreement dated as of November 22, 2022, by and between the Borrower and Assignor.

2.              Mezzanine Promissory Note in the original principal amount of $15,000,000 dated as of November 22, 2022, executed by the Borrower in favor of Assignor.

3.              Pledge and Security Agreement dated as of November 22, 2022, by and between the Borrower and Assignor.

4.              Instruction to Register Pledge dated as of November 22, 2022, by and between the Borrower and Assignor.

5.              Confirmation Statement and Control Agreement dated as of November 22, 2022 by and between the Borrower and Assignor.

6.              Mezzanine Guaranty by Broad Street Realty, Inc. in favor of Assignor, dated as of November 22, 2022.

7.              The Environmental Indemnity Agreement dated as of November 22, 2022, by Borrower in favor of Assignor.

8.              The Subordination of Retail Management Agreement dated as of November 22, 2022, by and among Borrower, Assignor and Broad Street Realty, LLC, a Maryland limited liability company.

9.              The Subordination of Residential Management Agreement dated as of August 18, 2023, by and among Borrower, Assignor and Cardinale Group Management Midwest LLC, a Delaware limited liability company.

10.            Opinion Letter of Sharma, Smith & Gray P.C., counsel to the Borrower, Broad Street Realty, Inc. and Broad Street Realty, LLC, dated as of November 22, 2022.

11.            Opinion Letters of Shulman Rogers, counsel to BSR Midtown Current Parent LLC, each dated as of November 22, 2022.

12.            Mezzanine Post-Closing Letter Agreement dated as of November 22, 2022, by and between the Borrower and Assignor.

13.            Letter Agreement dated as of June 12, 2023, by and between the Borrower and Assignor.

14.            Intercreditor Agreement dated November 22, 2022, by and between Assignor and Senior Lender.

A-1

15.            UCC-1 Financing Statement listing CF Flyer Mezz Holdings LLC as debtor and Assignor as secured party, filed with the DE SOS on November 30, 2022.

A-2

Exhibit B

Additional RETAINED DOCUMENTS

1.              None

B-1

Exhibit C

ASSIGNMENT AND assumption agreement

This Assignment of Secured Note and Liens dated as of January 31, 2025 (this “Assignment”), is entered into by and between CF FLYER MEZZ LENDER LLC, a Delaware limited liability company (“Assignor”), and FMC OPERATING PARTNERSHIP LP, a Delaware partnership (“Assignee”).

RECITALS

WHEREAS, Assignor and Assignee entered into that certain Note Sale and Assignment Agreement dated as of January 31, 2025 (the “Sale and Assignment Agreement”); and

WHEREAS, the Sale and Assignment Agreement provides for the sale, assignment and transfer by Assignor to Assignee of the Assigned Rights (such term and all other capitalized terms used herein and not otherwise defined herein have the definitions ascribed to them in the Sale and Assignment Agreement), including all rights and obligations of Assignor under and pursuant to each of the Note Documents described on Annex A attached hereto.

NOW, THEREFORE, in exchange for the Purchase Price set forth in the Sale and Assignment Agreement and such other good and valuable consideration as provided in the Sale and Assignment Agreement:

1.              Assignor hereby transfers, assigns and conveys all of Assignor’s right, title and interest, and except as set forth in the Sale and Assignment Agreement and any documents delivered in connection therewith, without recourse, in and to the Assigned Rights, and Assignee hereby purchases and assumes the Assigned Rights.

2.              Following the closing of the transactions contemplated by the Sale and Assignment Agreement, Assignee hereby assumes the rights of Assignor under the Intercreditor Agreement and agrees to be bound by the terms and provisions of the Intercreditor Agreement.

3.              Assignee hereby represents, warrants and acknowledges that Assignee is itself a “Qualified Equity Holder” and that Assignee is and shall be the “Deemed Replacement Guarantor” as such terms are defined in the Intercreditor Agreement.

4.              Assignee hereby remakes as of the date hereof each of the representations and warranties contained in Section 4(a) of the Intercreditor Agreement; provided however that (i) the representations and warranties set forth in Section 4(a)(i) of the Intercreditor Agreement are hereby qualified in their entirety to Assignee’s knowledge [and, to the extent such Assignee has knowledge that a default exists under the Mezzanine Loan, such Assignee may disclose and describe such default] and (ii) the representations and warranties set forth in Section 4(a) of the Intercreditor Agreement are hereby qualified as necessary to refer to Assignee’s execution and delivery of assignment documents rather than the execution and delivery of the Intercreditor Agreement.

5.              Each of Assignor and Assignee hereby certifies that the consummation of the Assignment was pursuant to and in compliance with the terms and provisions of the Mezzanine Loan Agreement.

6.              Subject to such other additional provisions, limitations, disclaimers, waivers, representation and warranties and qualifications as may be further set forth in the Sale and Assignment Agreement, such transfer is made on an “AS IS”, “WHERE IS” BASIS, “WITH ALL FAULTS” AND WITHOUT REPRESENTATIONS, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE, AND WITHOUT WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE AND WITHOUT RECOURSE, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE.

7.              Without in any way limiting the generality of the foregoing, with respect to the Assigned Rights, together with any and all related collateral, if any, Assignor hereby disclaims and disavows any express or implied warranty of merchantability and any express or implied warranty of fitness for a particular purpose.

8.              Upon the delivery to Assignee of this Assignment of Secured Note and Liens and the original Secured Note payable to Assignor, properly endorsed by Assignor and except as set forth in the Sale and Assignment Agreement and any documents delivered in connection therewith, without recourse except as provided herein, the assignment of the Assigned Rights will occur automatically, at which time Assignee will be entitled to exercise all rights and powers previously granted to Assignor under the Note Documents.

9.              Assignee is entitled to any and all rights, benefits, interests, payments or proceeds attributable to the Assigned Rights that may hereafter be paid to Assignor. If Assignor receives any such rights, benefits, interests, proceeds or payments after the date hereof, it shall promptly remit them to Assignee at its address set forth in Section 25 of the Sale and Assignment Agreement.

10.            Assignor and Assignee agree that Senior Lender is a third-party beneficiary of this Assignment and shall be entitled to rely on the representations and acknowledgments of Assignee contained herein.

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ASSIGNOR:

CF FLYER MEZZ LENDER LLC

By:
Name:
Title:

ASSIGNEE:

FMC OPERATING PARTNERSHIP LP

By:
Name:
Title:

WAIVER AND ACCEPTANCE

The undersigned hereby waives any and all of its rights with respect to the sale, assignment and transfer of the Assigned Rights and this Assignment under that certain Mezzanine Loan Agreement dated as of November 22, 2022 by and between the Borrower and Assignor, as amended (“Mezzanine Loan Agreement”), and under that certain Mezzanine Promissory Note, dated as of November 22, 2022, delivered by the Borrower to Assignor.

The Borrower hereby agrees to recognize and does accept Assignee as Holder under the Secured Note and Holder under that Mezzanine Loan Agreement and other Note Documents with all rights, privileges, interests and obligations of Holder thereunder.

BSR MIDTOWN CURRENT PARENT LLC, as the Borrower

By:
Name:
Title:

Annex A

Note Documents

[To be duplicated from Exhibit A to the Sale and Assignment Agreement]

Exhibit D

ENDORSEMENT OF SECURED NOTE

Pay to the order of FMC Operating Partnership LP WITHOUT RECOURSE, except as set forth in the Note Sale and Assignment Agreement, dated as of January 31, 2025, to CF Flyer Mezz Lender LLC.

CF FLYER MEZZ LENDER LLC

By:
Name:
Title:

D-1

Exhibit E

FORM OF ESCROW AGREEMENT

[Attached]

E-1